Exhibit 10.1

First Amendment to

Employment Agreement

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “First Amendment”) is made and entered into as of this 18th day of April, 2017, by and between Learning Tree International, Inc., a Delaware corporation (the “Company”), and Richard A. Spires (the “Employee”).

A.      The Company and the Employee entered into an Employment Agreement, dated in October 7, 2015 (the “Employment Agreement”).

B.       The Employee desires to amend the Employment Agreement to cause a reduction in his annual base salary, as described in Section 2 of the Employment Agreement, which reduction shall occur for the period from April 1, 2017 to June 30, 2017, subject to extension by the Employee.

C.       The Company desires to cause the amendment to the Employment Agreement providing for such reduction in annual base salary to be effective.

D.       Section 17 of the Employment Agreement provides that an instrument signed by the Company and the Employee is necessary to amend the Employment Agreement.

NOW, THEREFORE, the Company and the Employee hereby agree:

1.        Section 2 of the Employment Agreement is hereby amended to add the following new subparagraph C, which shall be as follows:

C.

Notwithstanding the payment terms in the introductory paragraph of this Section 2, as full consideration for services provided by Employee hereunder for the period from April 1, 2017 to June 30, 2017 (“Initial Period”), the Company agrees to pay Employee and Employee agrees to be paid the reduced amount of $25,000 per month (“Reduced Monthly Payment”), payable semi-monthly or as otherwise paid in accordance with the Company’s payroll practices and subject to withholding and deductions in accordance with applicable law. After the Initial Period, Employee may elect in his discretion to receive consideration for services provided hereunder at the Reduced Monthly Payment rate for one or more future monthly periods (each an “Additional Period”), provided that Employee provides written notice to the Board of Directors of (i) such election made by Employee and (ii) the number of month(s) that Employee has elected to have the Reduced Monthly Payment apply. Any election by Employee to receive the Reduced Monthly Payment for an Additional Period shall be effective, unless the Board of Directors otherwise determines not to have Employee’s compensation reduced to the Reduced Monthly Payment rate during an Additional Period. For avoidance of doubt, Employee shall receive the Reduced Monthly Payment only during the Initial Period and an Additional Period elected by Employee and the payment terms set forth in the first paragraph of Section 2 of the Agreement shall not be applicable to Employee during such Initial Period or any Additional Period.

____RAS__________________

(Employee’s Initials)

2.        The effect of the change to the amount of the payments payable by the Company to Employee under Section 2 of the Employment Agreement, as amended by this First Amendment, shall be effective as of April 1, 2017 and shall in the future be effective on the first day of a calendar quarter if any future reduction is elected by the Employee.

3.         Section 15 of the Employment Agreement is hereby amended to replace the address and contact person for noticed to the Company with the following:

LEARNING TREE INTERNATIONAL, INC.

13650 Dulles Technology Drive, Suite 400

Herndon, Virginia 20171

Attn: Chief Financial Officer

4.         Except as modified by this First Amendment, all terms of the Employment Agreement shall remain in full force and effect without modification.

5.         This First Amendment may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original and not a facsimile signature.

6.         Capitalized terms not otherwise defined herein have the respective meanings ascribed to them in the Employment Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the parties have executed this First Amendment effective as of the day first above written.

COMPANY			EMPLOYEE

LEARNING TREE INTERNATIONAL, INC.

By:	/s/ David C. Collins	By:	/s/ Richard A. Spires
Name:	David C. Collins	Name:	Richard A. Spires
Title:	Chairman of the Board	Title:	Chief Executive Officer

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